P05000130265

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

800255630268

01/17/14--01012--021 **35.00

FILED
SECRETARY OF STATE
TALLAHASSEE, FLORIDA
14 FEB -4 AM 11:52

Amend

FEB 10 2014

T. CARTER

FLORIDA DEPARTMENT OF STATE
Division of Corporations

January 24, 2014

ROBERT RICO
4775 COLLINS AVE., STE 4205
MIAMI BEACH, FL 33140

SUBJECT: NYBD HOLDING, INC.
Ref. Number: P05000130265

We have received your document for NYBD HOLDING, INC. and your check(s) totaling $35.00. However, the enclosed document has not been filed and is being returned for the following correction(s):

Your document is being returned as requested.

If you have any questions concerning the filing of your document, please call (850) 245-6050.

Carol Mustain
Regulatory Specialist II

Letter Number: 914A00001686

SECRETARY OF STATE
TALLAHASSEE, FLORIDA
14 FEB -4 AM 11:52

Articles of Amendment
to
Articles of Incorporation
of

NYBD Holding, Inc

(Name of Corporation as currently filed with the Florida Dept. of State)

P05000130265

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

____ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
*(Principal office address **MUST BE A STREET ADDRESS**)*

C. Enter new mailing address, if applicable:
*(Mailing address **MAY BE A POST OFFICE BOX**)*

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent _______________________________

____
(Florida street address)

New Registered Office Address: _______________________, Florida ____________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President, V= Vice President, T= Treasurer, S= Secretary, D= Director, TR= Trustee, C = Chairman or Clerk, CEO = Chief Executive Officer, CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner: Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation. Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ☐ Change			
☐ Add			
☐ Remove			
2) ☐ Change			
☐ Add			
☐ Remove			
3.) ☐ Change			
☐ Add			
☐ Remove			
4) ☐ Change			
☐ Add			
☐ Remove			
5) ☐ Change			
☐ Add			
☐ Remove			
6) ☐ Change			
☐ Add			
☐ Remove			

E. If amending or adding additional Articles, enter change(s) here
(Attach *additional sheets, if necessary*). (*Be specific*)

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(*if not applicable, indicate N/A*)

Increasing 750,000,000 to 1,500,000,000 of Common Shares

The date of each amendment(s) adoption: 1-14-2014 ____________________, if other than the date this document was signed.

Effective date *if applicable*: ______________________________
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

- [x] The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

- [ ] The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

  "The number of votes cast for the amendment(s) was/were sufficient for approval

  by ______________________________."
  (voting group)

- [ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

- [ ] The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated 1-14-2014

Signature ______________________________
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Robert Rico
(Typed or printed name of person signing)

President/CEO
(Title of person signing)